As filed with the Securities and Exchange Commission on December 10, 2002
                                                    Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            SONOMAWEST HOLDINGS, INC.
               (Exact name of issuer as specified in its charter)

        California                                      94-1069729
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                             2064 Highway 116 North
                          Sebastopol, California 95472
               (Address of Principal Executive Offices) (Zip Code)

                            2002 Stock Incentive Plan
                            (Full title of the plan)

                                 Thomas R. Eakin
                             Chief Financial Officer
                            SonomaWest Holdings, Inc.
                             2064 Highway 116 North
                          Sebastopol, California 95472
                     (Name and address of agent for service)

                                 (707) 824-2001
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Roger S. Mertz, Esq.
                     Allen Matkins Leck Gamble & Mallory LLP
                           333 Bush Street, Suite 1700
                      San Francisco, California 94104-2806
                                 (415) 837-1515

                         CALCULATION OF REGISTRATION FEE
  ==================================================================================================================================
                                                              Proposed Maximum         Proposed Maximum
          Title of Securities             Amount to be         Offering Price             Aggregate               Amount of
            to be Registered             Registered(1)            Per Share             Offering Price         Registration Fee
  ----------------------------------------------------------------------------------------------------------------------------------
  2002 Stock Incentive Plan               24,200               $7.20(2)                  $174,240                $16.03
  Common Stock, no par value
  (currently outstanding options)
  ----------------------------------------------------------------------------------------------------------------------------------
  2002 Stock Incentive Plan
  Common Stock, no par value
  (options available for future grant)    50,800               $5.41(3)                  $274,828                 $25.28
  ----------------------------------------------------------------------------------------------------------------------------------
  Total Registration Fees                                                                                         $41.31
  ----------------------------------------------------------------------------------------------------------------------------------


(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the 2002 stock Incentive Plan described herein as the result of any future stock split, stock dividend or similar adjustment of Registrant's outstanding common stock.

(2) The computation is based upon the exercise price per share of $7.20 as to 24,200 outstanding but unexercised options to purchase Common Stock under the 2002 Stock Incentive Plan (the "Currently Outstanding Options").

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the remaining 50,800 shares of Common Stock authorized for issuance pursuant to the 2002 Stock Incentive Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq SmallCap Market on December 5, 2002, because the price at which the options to be granted in the future may be exercised is not currently determinable.



The Exhibit Index for this Registration Statement follows the signature page.
================================================================================

                            SONOMAWEST HOLDINGS, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The  following   documents  are   incorporated   by  reference   into  this
Registration  Statement:

     1. Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, filed on September 20, 2002; and

     2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of Registrant's fiscal year ended June 30, 2002.

     In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

     The Registrant has two classes of authorized shares, common stock and preferred stock. As of September 30, 2002, the Registrant's authorized capital stock consisted of 5,000,000 shares of common stock, no par value (the "Common Stock"), of which 1,104,783 shares were outstanding. In addition, as of September 30, 2002, there were 2,500,000 shares of preferred stock, no par value ("Preferred Stock"), of which none were outstanding. In the event of certain significant transactions, holders of capital stock of the Registrant have all rights available under the California General Corporation Law, including but not limited to, dissenter's rights.

Common Stock

     Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors, and legally available from the Registrant's assets, although none have been declared in the last fifteen years. In addition, upon any liquidation of the Registrant, holders of Common Stock are entitled to a pro rata share of all Registrant's assets available for distribution to shareholders. Each share of Common Stock is entitled to one vote on all matters voted on by the shareholders, except for the election of directors. In the election of directors, shareholders have cumulative voting rights, which means that each shareholder is entitled to a number of votes equal to the number of his or her shares multiplied by the number of directors to be elected.

     Holders of Common Sock have no preemptive rights to acquire additional shares or securities convertible into Common Stock.

Preferred Stock

     The Registrant's Board of Directors is authorized, without shareholder action, to provide for the issuance of Preferred Stock in one or more series not exceeding the aggregate number of authorized shares of Preferred Stock. The Board of Directors is also authorized to determine: (i) the voting powers, if any, of Preferred Stock; (ii) the rate of dividend, if any, for Preferred Stock;
(iii) the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution, or winding up of the affairs of the Registrant; (iv) whether or not a series of Preferred Stock is redeemable, and if so, the terms and conditions of such redemption; and (v) whether a series of Preferred Stock is redeemable pursuant to a retirement, sinking fund, or otherwise, and the terms and conditions of such obligation.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The consolidated financial statements of the Registrant appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2002, have been audited by Grant Thornton LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Grant Thornton LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

     The validity of the securities that may be offered under the Registrant's 2002 Stock Incentive Plan will be passed upon by Allen Matkins Leck Gamble & Mallory LLP ("Allen Matkins"), counsel to the Registrant. Roger S. Mertz, Chairman of the Board, is a partner at Allen Matkins. As of September 30, 2002, Mr. Mertz beneficially owned 29,955 shares of Common Stock of the Company and, under stock option plans of the Company, held options to purchase 17,500 shares of Commo


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to the California Corporations Code (the "Code"), the Registrant's Articles of Incorporation excludes personal liability on the part of its directors to the Registrant for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of
Section 204 of the Code, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified.

     The Registrant's Articles of Incorporation, its Bylaws and separate indemnification agreements entered into by the Registrant provide for indemnification of directors and officers of the Registrant to the fullest extent permitted by the Code for claims against them in their official capacities, including stockholders' derivative actions.

     In addition, Registrant maintains directors' and officers' liability insurance under which Registrant's directors and officers are insured against loss as a result of claims brought against them for their wrongful acts in such capacities.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.


ITEM 8. EXHIBITS.

EXHIBIT
NUMBER                       DESCRIPTION
------                       -----------

 5.1     Opinion of Allen Matkins Leck Gamble & Mallory LLP

10.1*    2002 Stock Incentive Plan

23.1     Consent of Allen Matkins Leck Gamble & Mallory LLP (included as part of
         Exhibit 5.1 hereto)

23.2     Consent of Grant Thornton LLP

24.1     Power of Attorney (included at page 4 of the Registration Statement)

*Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, filed on September 20, 2002.


ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sebastopol, State of California, on this 9th day of December, 2002.


                               SONOMAWEST HOLDINGS, Inc.,
                               a California corporation



                               By:  /s/ Roger S. Mertz
                                  -------------------------------------
                                      Roger S. Mertz
                                      Chairman of the Board




                                POWER OF ATTORNEY

     Each individual whose signature appears below constitutes and appoints Roger S. Mertz and David J. Bugatto, and each of them, such person's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 SIGNATURE                                    TITLE                                      DATE



/s/  Roger S. Mertz                                Chairman of the Board of Directors            December 9, 2002
------------------------------------                 (Principal Executive Officer)
   Roger S. Mertz


/s/  Thomas R. Eakin                                  Chief Financial Officer                    December 9, 2002
------------------------------------        (Principal Financial and Accounting Officer)
   Thomas R. Eakin


/s/  David J. Bugatto                                          Director                          December 9, 2002
------------------------------------
   David J. Bugatto


/s/  Gary L. Hess                                              Director                          December 9, 2002
------------------------------------
   Gary L. Hess


/s/  Fredric Selinger                                           Director                         December 9, 2002
------------------------------------
   Fredric Selinger



                                                    EXHIBIT INDEX

 EXHIBIT
 NUMBER                       DESCRIPTION                                                  PAGE NUMBER
 ------                       -----------                                                  -----------

 5.1          Opinion of Allen Matkins Leck Gamble & Mallory LLP                            5.1-1

10.1*         2002 Stock Incentive Plan                                                     10.1-1

 23.1         Consent of Allen Matkins Leck Gamble & Mallory LLP (included as part of       5.1-1
              Exhibit 5.1 hereto)

 23.2         Consent of Grant Thornton LLP                                                 23.2-1

 24.1         Power of Attorney (included at page 4 of the Registration Statement)            5


-------------------------------------------

*Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, filed on September 20, 2002.
